Exhibit 23.03
Consent of Independent Registered Public Accounting Firm
We have issued our report dated June 23, 2005, accompanying the financial statements of Three-Five Systems (Beijing) Co., Ltd. as of December 31, 2004, and 2003, and for the years then ended filed in International DisplayWorks, Inc. Form 8-K (Amendment No.3) that was filed on July 28, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Flextronics International Ltd. on Form S-4.
/s/ Grant Thornton
Hong Kong
September 27, 2006